Exhibit 99.1

Social Technologies Group, Inc. and Social Technologies, LLC

Combined Financial Statements

December 31, 2007

Board of Directors

UTEK Corporation and Subsidiaries

Tampa, Florida

INDEPENDENT AUDITOR’S REPORT

We have audited the combined balance sheet of Social Technologies Group, Inc. and Social Technologies, LLC as of December 31, 2007, and the related combined statements of operations, stockholder and member’s deficit and cash flows for the year then ended. The combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Company is not required at this time to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we do not express such an opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Social Technologies Group, Inc. and Social Technologies LLC as of December 31, 2007, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Pender Newkirk & Company LLP

Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida
December 15, 2008

Social Technologies Group, Inc. and Social Technologies, LLC

Combined Balance Sheet

December 31, 2007

ASSETS
Current Assets
Cash	$282,741
Accounts receivable	829,045
Prepaid expenses and other current assets	60,459

Total current assets	1,172,245

Property and equipment, net	158,062

Total assets	$1,330,307

LIABILITIES AND STOCKHOLDER AND MEMBER’S DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$215,519
Deferred revenue	1,227,553
Current portion of line of credit	10,826
Current portion of capital lease obligations	38,573

Total current liabilities	1,492,471

Line of credit, less current portion	589,174
Capital lease obligations, less current portion	43,251

Total liabilities	2,124,896

Commitments and Contingencies

Stockholder and Member’s Deficit
Common stock, no par value; 1,500 shares authorized, issued and outstanding	1,500
Accumulated deficit	(163,626)
Member’s advances	(266,448)
Member’s deficit	(366,015)

Total stockholder and member’s deficit	(794,589)

Total liabilities and stockholder and member’s deficit	$1,330,307

The accompanying notes are in integral part of the combined financial statements.

Social Technologies Group, Inc. and Social Technologies, LLC

Combined Statement of Operations

For the Year Ended December 31, 2007

Revenue
Consulting services	$3,218,118
Subscription services	838,577
Other revenue	150,381

4,207,076

Operating Expenses
Direct costs of consulting services	669,118
Salaries and related	2,621,844
Marketing and advertising	318,470
General and administrative	517,248

4,126,680

Income from Operations	80,396

Other Expense
Interest expense	(48,646)
Other expense, net	(9,365)

Net Income	$22,385

The accompanying notes are in integral part of the combined financial statements.

Social Technologies Group, Inc. and Social Technologies, LLC

Combined Statement of Stockholder and Member’s Deficit

For the Year Ended December 31, 2007

	Social Technologies Group, Inc.			Social Technologies LLC		Total Stockholder & Member’s Deficit
	Shares	Common Stock	Accumulated Deficit	Member’s Deficit	Member’s Advances
Balances, December 31, 2006	—	$—	$—	$(552,026)	$(111,302)	$(663,328)
Issuance of common stock	1,500	1,500	—	—	—	1,500
Net advances to member	—	—	—	—	(155,146)	(155,146)
Net income (loss)	—	—	(163,626)	186,011	—	22,385

Balances, December 31, 2007	1,500	$1,500	$(163,626)	$(366,015)	$(266,448)	$(794,589)

The accompanying notes are in integral part of the combined financial statements.

Social Technologies Group, Inc. and Social Technologies, LLC

Combined Statement of Cash Flows

For the Year Ended December 31, 2007

Cash Flows from Operating Activities
Net income	$22,385
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	50,096
Loss on disposal of fixed assets	12,930
Changes in operating assets and liabilities:
Accounts receivable	(331,331)
Prepaid expenses and other current assets	(54,675)
Accounts payable and accrued expenses	65,958
Deferred revenue	300,403

Net cash flows from operating activities	65,766

Cash Flows from Investing Activities
Purchase of property and equipment	(33,333)

Net cash flows from investing activities	(33,333)

Cash Flows from Financing Activities
Repayment of capital lease obligations	(34,796)
Net advances to member	(155,146)
Net borrowings on bank lines of credit	222,175
Issuance of common stock	1,500

Net cash flows from financing activities	33,733

Net increase in cash	66,166

Cash, beginning of the year	216,575

Cash, end of the year	$282,741

Supplemental Disclosure of Cash Flow Information

Cash paid for income taxes	$—

Cash paid for interest	$47,311

Noncash Investing and Financing Transactions

During the year ended December 31, 2007, the Company acquired $53,000 of property and equipment through capital lease obligations.

The accompanying notes are in integral part of the combined financial statements.

Social Technologies Group, Inc. and Social Technologies, LLC

Notes to Combined Financial Statements

1.	Nature of Business

The combined financial statements include the consolidated accounts of Social Technologies, LLC and its wholly owned subsidiary, Social Technologies UK Ltd., as well as the accounts of Social Technologies Group, Inc., an entity related through common control. The combined entities will hereafter be referred to as the “Company” or “STG.” Significant intercompany accounts and transactions have been eliminated.

Social Technologies Group, Inc. was incorporated under the laws of Delaware on May 14, 2007. The income and expense for Social Technologies Group, Inc. is included in the combined financial statements from the date of inception (May 14, 2007) through December 31, 2007. Social Technologies LLC was incorporated in Virginia on September 28, 1999 and is a global research and consulting firm specializing in the integration of foresight, strategy, and innovation and also designs, develops, markets and supports proprietary software products. Social Technologies UK Ltd. was incorporated on July 2, 2007 and has minimal activities. The Company’s corporate headquarters are located in Washington D.C.

On October 9, 2008, Social Technologies Group, Inc. acquired 100% of Social Technologies, LLC. As a result of this acquisition, and the merger described below, the Company determined that combined financial statements would be a more meaningful presentation of the December 31, 2007 financial statements.

On September 10, 2008, the Company entered into a Stock Exchange Agreement with UTEK Corporation (“UTEK”), pursuant to which UTEK agreed to purchase the Company. On October 10, 2008, pursuant to the stock exchange agreement with UTEK, the Company was acquired for potentially 998,027 shares of UTEK unregistered common stock valued at approximately $10.2 million as of such date. Under the terms of the agreement, STG stockholders received one half, or 499,013 of the UTEK shares worth approximately $5.1 million at closing. Transfer of the 499,013 UTEK unregistered shares is restricted for at least 12 months following the close of the transaction. The remaining UTEK shares are held in escrow, to be released in three installments, 12, 24 and 36 months after closing. Delivery of the escrowed shares to STG stockholders is dependent on the achievement of specific revenue targets for the three years following the closing. If such targets are not met, a portion of the escrowed shares will be returned to UTEK.

2.	Significant Accounting Policies

Revenue Recognition:

The Company’s revenues consist primarily of consulting services and subscription services. Consulting revenue is derived from the sale of services in technology foresight, forecasting, scenario playing, vision, creativity and leadership, as well as the sale of services to provide for the design, development and implementation of custom software applications. Subscription services are derived from the sale of Futures Consortium, Global Lifestyles and Technology Foresight management products that are sold on a subscription basis. These management products are web-based knowledge databases that allow customers access to the databases to analyze trends in different technologies.

Consulting services revenue is recognized when all the deliverables associated with the consulting contract have been provided to the customer. Vendor specific objective evidence is not available to allocate among the respective deliverables. Accordingly, the Company recognizes revenue at the point when all the deliverables have been provided to the customer.

Subscription revenues are recognized on a contractual basis, generally on an annual basis. These fees are generally collected in advance of the subscription period and the revenue is recognized ratably over the respective months, as services are provided.

Before the Company recognizes revenue, the following criteria must be met:

1.	Evidence of a financial arrangement or agreement must exist between the Company and its customer. Purchase orders, signed contracts, or electronic confirmation are three examples of items accepted by the Company to meet this criterion.

2.	Delivery of the products or services must have occurred. The Company treats either physical or electronic delivery as having met this requirement. The Company offers a 60-day free trial on beginning a subscription engagement and revenue is not recognized during this time. After the free trial ends the Company recognizes revenue ratably over the subscription period.

3.	The price of the products or services is fixed and measurable.

4.	Collectability of the sale is reasonably assured and receipt is probable. Collectability of a sale is determined on a customer-by-customer basis. Typically the Company sells to large corporations which have demonstrated an ability to pay.

Direct Costs of Consulting Services and Subscription Services

Direct costs of consulting services consist primarily of consulting salaries and various engineering and design costs associated with consulting services. The Company expenses these costs as incurred, as the Company has no formal process for tracking these costs. Databases are developed from information obtained from providing consulting services and therefore have minimal costs.

Property and Equipment:

Property and equipment are stated at cost. The Company capitalizes all furniture and fixtures and computers and office equipment of $500 or more. Expenditures for repairs and maintenance are expensed as incurred. Depreciation is recorded using the straight-line method over estimated useful lives ranging from three to seven years. When property and equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

Advertising:

Advertising costs are expensed when incurred. Advertising expense for the year ended December 31, 2007 was approximately $9,000.

Income Taxes:

Social Technologies Group, Inc., with the consent of its stockholder, has elected to be subject to the S corporation provisions of the Internal Revenue Code. Accordingly, all income and applicable tax credits are reported on the individual income tax returns of the stockholder of the Company.

Social Technologies, LLC, with the consent of the member, has elected under the internal revenue code to be treated as a limited liability company. As a result, the member is personally taxed on his distributive share of Social Technologies, LLC’s income, whether or not that income is actually distributed. Therefore, the combined financial statements do not include any provision for income taxes of Social Technologies Group, Inc. and Social Technologies, LLC for the year ended December 31, 2007.

Fair Value of Financial Instruments:

At December 31, 2007, the carrying value of the Company’s financial instruments approximates fair value due to the short-term nature of the assets and liabilities.

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and accounts receivable. The Company maintains cash account balances with major financial institutions in the United States, which at certain times exceed federally insured limits for accounts in the United States. Deposits with these institutions may be redeemed on demand, and therefore, bear minimal risk. The Company generally does not require collateral on accounts receivable, as a majority of the Company’s customers are large, well-established companies. The Company provides reserves for credit losses for all accounts past 90 days. Credit losses have historically been minimal. The Company does not believe that an allowance for doubtful accounts is necessary as of December 31, 2007.

The Company had one major customer during 2007. Major customers (those generating greater than 10% of annual revenues) accounted for approximately 34% of the Company’s sales during 2007. In addition, the Company had concentrations in accounts receivable at December 31, 2007. Major customer receivables (those comprising greater than 10% of total receivables) accounted for approximately 60% of accounts receivable at December 31, 2007.

Accounting for Impairment of Long-Lived Assets:

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment charge is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell. The Company had no impairment charges for the year ended December 31, 2007.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenues and expenses in the financial statements and accompanying notes. Accordingly, actual amounts could differ from those estimates.

Recent Accounting Pronouncements:

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115. SFAS No. 159 permits an entity to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company has not adopted the fair value provisions of SFAS No. 159 for any of its assets or liabilities, and therefore, there is no effect on our results of operations or financial position.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations. SFAS No. 141(R) changes the way that companies account for business combinations. More assets and liabilities assumed will be measured at fair value as of the acquisition date; liabilities related to contingent consideration will be remeasured at fair value in each subsequent reporting period; and an acquirer will expense acquisition-related costs as opposed to capitalizing them. SFAS No. 141(R) is effective for business combinations consummated in fiscal years beginning subsequent to December 15, 2008 with no early adoption permitted. The adoption of SFAS No. 141(R) will not have a significant impact, if any, on the Company’ results of operations or financial position.

3.	Property and Equipment

Property and equipment consist of the following at December 31, 2007:

Computers and equipment	$241,856
Furniture and fixtures	14,927

256,783
Less accumulated depreciation and amortization	(98,721)

$158,062

The above property and equipment is collateralizing the line of credit (see Note 5).

4.	Deferred Revenue

Deferred revenue consisted of the following at December 31, 2007:

Consulting services	$906,740
Software subscription	320,813

$1,227,553

5.	Line of Credit, Bank

At December 31, 2007, the Company had a $600,000 revolving bank line of credit, payable in monthly installments of interest at the prime rate plus 0.25% (7.50% at December 31, 2007). This line of credit is guaranteed by the Company’s stockholder and is secured by substantially all assets of the Company. On October 20, 2008, in connection with the stock exchange agreement with UTEK as described in Note 1, this line of credit was refinanced as long-term debt over a four-year term. Accordingly, the Company is presenting the line of credit as a long-term and short-term obligation as of December 31, 2007. Payments of principal and interest at 7.09% are due in monthly installments of $14,420 beginning December 6, 2008. Subsequent to the refinancing, the debt is secured by UTEK.

Payments required for the next five years on the line of credit balance as of December 31, 2007 reflecting the refinancing described above are as follows:

For the years ending December 31,
2008	$10,826
2009	135,084
2010	145,120
2011	155,903
2012	153,067

600,000
Less current portion	(10,826)

$589,174

6.	Capital Leases

The Company had the following capital lease obligations at December 31, 2007:

Capital lease on computer equipment, due in monthly installments of $976 through May 2009, imputed interest rates of 6.9%	$14,667

Capital lease on computer equipment, due in monthly installments of $137 through May 2009, imputed interest rates of 7.0%	4,289

Capital lease on computer equipment, due in monthly installments of $909 though Sept 2009, imputed interest rates of 13.0%	16,990

Capital lease on computer equipment, due in monthly installments of $1,289 through June 2010, imputed interest rates of 9.6%	34,282

Capital lease on computer equipment, due in monthly installments of $424 through July 2010, imputed interest rates of 9.6%	11,596

81,824
Less current portion of capital lease obligations	(38,573)

$43,251

Maturities of capital leases at December 31, 2007 are as follows:

For the years ending December 31,
2008	$44,823
2009	34,055
2010	12,148

91,026
Less imputed interest	(9,202)

$81,824

Amortization expense related to capitalized leases is included in depreciation expense and was approximately $26,000 for the year ended December 31, 2007. Accumulated depreciation related to capital leases was approximately $56,000 at December 31, 2007. This amortized depreciation expense relates to approximately $152,000 of equipment purchased under capital lease agreements of which $132,000 is still under capital lease at December 31, 2007.

7.	Advances to Member

Throughout 2007 and 2006, the Company made cash advances to and from the sole member of Social Technologies, LLC. The net advances during 2007 were approximately $155,000, and as of December 31, 2007, a total of approximately $266,000 has been advanced to the member. There are no formalized repayment terms or interest rate and the advances are unsecured. Subsequent to December 31, 2007, approximately $147,000 of these advances was paid and approximately $119,000 of these advances was forgiven.

8.	Commitments and Contingencies

Employee Benefit Plan:

The Company offers an employee benefit plan under Benefit Plan Section 401(k) of the Internal Revenue Code. Employees who have attained the age of 18 are eligible to participate. The Plan was amended in 2007 to provide that employees would receive a safe harbor employer nonelective contribution equal to 3% of each eligible employee’s compensation. There was approximately $66,000 in expenses related to employer contributions for the year ended December 31, 2007. This Plan was terminated in 2008 as a result of the stock exchange agreement described in Note 1.

Operating Leases:

The Company leases office space and equipment under non-cancelable operating lease agreements that expire through August 2009. The office lease in Washington D.C. requires the Company to pay monthly rent subject to annual increases based on the consumer price index, plus certain operating expenses. Rent expense for all operating leases was approximately $104,000 for the year ended December 31, 2007.

Future minimum lease payments under the non-cancelable lease are as follows at December 31, 2007:

For the years ending December 31,
2008	$68,714
2009	56,092

$124,806

Unused Bank Lines of Credit:

The Company has a $25,000 unsecured revolving bank line of credit, payable in monthly installments of interest at the prime rate plus 2.74% (9.99% at December 31, 2007) and principal is due on demand. There was no balance on this bank line of credit as of December 31, 2007.

The Company has a second $50,000 unsecured revolving line of credit with another bank, payable in monthly installments of interest at the prime rate plus 3.00% (10.25% at December 31, 2007) and principal is due on demand. There was no balance on this bank line of credit as of December 31, 2007.

Subsequent to year end, the Company drew the maximum amount on these lines.